                                                                     Exhibit 1.1

                                5,735,661 SHARES
                              WCI COMMUNITIES, INC.
                                  COMMON STOCK
                                ($0.01 PAR VALUE)

                             UNDERWRITING AGREEMENT

November 24, 2003

                                                                          Draft

                             UNDERWRITING AGREEMENT

                                                               November 24, 2003


Credit Suisse First Boston LLC
Deutsche Bank Securities Inc.
UBS Securities LLC
Raymond James & Associates, Inc.
as Managing Underwriters
c/o Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, New York  10010


Ladies and Gentlemen:

            The stockholders listed in Schedule A annexed hereto (the "Selling Stockholders") propose severally, and not jointly, to sell to the underwriters named in Schedule B annexed hereto (the "Underwriters") an aggregate of 5,735,661 shares (the "Firm Shares") of Common Stock, $0.01 par value (the "Common Stock") of WCI Communities, Inc., a Delaware corporation (the "Company"). In addition, solely for the purpose of covering over-allotments, the Selling Stockholders propose to grant, severally but not jointly, to the Underwriters the option to purchase from the Selling Stockholders up to an additional 573,568 shares of Common Stock (the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the "Shares." The Shares are described in the Prospectus which is referred to below.

            The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-110016) including a prospectus, as supplemented, relating to the Shares and such registration statement has been declared effective under the Act. The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses (each thereof being herein called, together with any related prospectus supplement, a "Preliminary Prospectus") relating to the Shares. Except where the context otherwise requires, the registration statement, as amended, including all documents filed as a part thereof or incorporated by reference therein, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the "Registration Statement," and the prospectus, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus, including any related prospectus supplement, included in the Registration Statement at the time it became effective, is herein called the "Prospectus." The terms Prospectus and Preliminary Prospectus shall be deemed to include all documents incorporated or deemed incorporated by reference therein.

            The Selling Stockholders and the Underwriters agree as follows:

            1. Sale and Purchase. Upon the basis of the warranties and representations and subject to the terms and conditions set forth herein, the Selling Stockholders agree to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Selling Stockholders the aggregate number of Firm Shares set forth opposite the name of such Underwriter in Schedule B attached hereto in each case at a purchase price of $[ ] per Share. The Selling Stockholders are advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

            In addition, the Selling Stockholders hereby grant to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Underwriters shall have the right to purchase, severally and not jointly, from the Selling Stockholders, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Selling Stockholders for the Firm Shares. This option may be exercised by you on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date hereof, by written notice to the Company and the Selling Stockholders. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "additional time of purchase"); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day(1) after the date on which the option shall have


----------
1 As used herein "business day" shall mean a day on which the New York Stock Exchange is open for trading.

been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule B hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares).

            2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Selling Stockholders by Federal Funds wire transfer, against delivery of the Firm Shares to you through the facilities of the Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on December 1, 2003 (unless another time not later than December 8, 2003 shall be agreed to by you, the Company and the Selling Stockholders or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are actually made is hereinafter sometimes called the "time of purchase." The Firm Shares shall be delivered to you in definitive global form in such names and in such denominations as you shall specify no later than the second business day preceding the time of purchase. For the purpose of expediting the checking of the certificates for the Firm Shares by you, the Selling Stockholders agree to make such certificates available to you for such purpose at least one full business day preceding the time of purchase.

            Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Certificates for the Additional Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify no later than the second business day preceding the additional time of purchase. For the purpose of expediting the checking of the certificates for the Additional Shares by you, the Selling Stockholders agree to make such certificates available to you for such purpose at least one full business day preceding the additional time of purchase.

            3. Representations and Warranties. (a) The Company represents and warrants to each of the Underwriters that:

            (i) the Company meets the requirements for use of Form S-3 under the Act and has filed with the Commission the Registration Statement on such Form for registration under the Act of the offering and sale of the Shares and such Registration Statement has become effective.

            (ii) the Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of any Preliminary Prospectus, or instituting proceedings for that purpose, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act; and the Registration Statement and the Prospectus fully comply in all material respects with the provisions of the Act, and the Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use in the Registration Statement or the Prospectus; and the Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus or any other materials, if any, permitted by the Act;

            (iii) as of the date indicated therein, the Company had an authorized capitalization as set forth in the section of the Registration Statement and the Prospectus entitled "Capitalization"; all of the issued and outstanding shares of capital stock of the Company, including the Shares to be purchased from the Selling Stockholders, have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

            (iv) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus;

            (v) the Company is duly qualified or licensed to do business as a foreign corporation in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not result, individually or in the aggregate, in a material adverse effect on the business, properties, condition (financial or otherwise), results of operations or affairs of the Company and its Subsidiaries (as hereinafter defined) taken as a whole, or draw into question the validity of this Agreement (any of these events a "Material Adverse Effect"). The Company has no subsidiaries other than the entities listed on Schedule C hereto (collectively, the "Subsidiaries"); and the Company has not invested in any material joint venture, partnership or material limited liability company other than the entities listed on Schedule D hereto (the "Joint Ventures"); the Company owns, directly or indirectly, all of the outstanding common stock of the Subsidiaries; other than the Subsidiaries and as set forth in the immediately preceding clause, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the certificates of incorporation, formation or organization, as the case may be, and of the bylaws or other governing documents of the Company and the Subsidiaries and all amendments thereto have been made available to you, and except as set forth in the exhibits to the Registration Statement no changes therein will be made subsequent to the date hereof and prior to the time of purchase or, if later, the additional time of purchase; each Subsidiary has been duly incorporated, organized or formed, as the case may be, and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, organization or formation, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus; each Subsidiary is duly qualified or licensed to do business as a foreign corporation, limited partnership or limited liability company, as the case may be, in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; all of the outstanding shares of capital stock or other ownership interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and (except as otherwise described in this Section 3(a)(v) and except as described in the Prospectus) are owned by the Company subject to no security interest, other encumbrance or adverse claims; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding; each Joint Venture (A) has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization, (B) has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Prospectus and to own, lease and operate its properties, and (C) is duly qualified and is in good standing as a foreign limited partnership or limited liability company, as the case may be, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect;

            (vi) except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries or the Joint Ventures is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), its respective charter or bylaws or other formation, organization or governing document, as the case may be, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries or the Joint Ventures is a party or by which any of them or any of their respective properties may be bound, and except as would not reasonably be expected to have a Material Adverse Effect, and except as disclosed in the Registration Statement or the Prospectus, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of or constitute a default under), any provisions of the charter or bylaws or other formation, organization or governing document of the Company or any of its Subsidiaries or the Joint Ventures or under any provision of any license, indenture, mortgage, deed of trust, bank loan, credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries or the Joint Ventures is a party or by which any of them or their respective properties may be bound, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries or the Joint Ventures;

            (vii) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights or conditions generally and subject to general principles of equity;

            (viii) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof incorporated by reference in the Registration Statement and the Prospectus and the global certificate representing the Shares is in due and proper form and the holders of the Shares will not be subject to personal liability solely by reason of being such holders;

            (ix) the Shares have been duly authorized, validly issued and are fully paid and non-assessable;

            (x) except as could not be expected to have a Material Adverse Effect, no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the sale of the Shares by the Selling Stockholders or the consummation by the Company of the transactions contemplated hereby other than registration of the Shares under the Act and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD");

            (xi) other than as set forth or described in the documents incorporated by reference in the Registration Statement and the Prospectus, the Resale Registration Rights Agreement dated August 5, 2003 and the Registration Rights Agreement dated March 15, 2002, no person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any shares of capital stock of the Company upon the sale of the Shares to the Underwriters hereunder, nor does any person have preemptive rights, co-sale rights, rights of first refusal or other rights to purchase any of the Shares other than those that have been expressly waived prior to the date hereof;

            (xii) PricewaterhouseCoopers LLP, whose report on the consolidated financial statements of the Company and its Subsidiaries is incorporated by reference in the Registration Statement and Prospectus, are independent public accountants as required by the Act;

            (xiii) all legal or governmental proceedings, contracts, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or incorporated by reference therein have been so described, filed or incorporated by reference as required;

            (xiv) except as otherwise disclosed in the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its Subsidiaries or any of their respective officers is a party or of which any of their respective properties is subject, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order which would reasonably be expected to have a Material Adverse Effect or prevent consummation of the transactions contemplated hereby;

            (xv) the audited financial statements incorporated by reference in the Registration Statement and the Prospectus, present fairly the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved;

            (xvi) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been
      (A) any material adverse
      change or any development which, in the Company's reasonable judgment, is likely to cause a material adverse change in the business, properties or assets described or referred to in the Registration Statement, or the results of operations, condition (financial or otherwise), business or operations of the Company and its Subsidiaries taken as a whole, (B) any transaction which is material to the Company or its Subsidiaries, except transactions in the ordinary course of business, (C) any obligation, direct or contingent, which is material to the Company and its Subsidiaries taken as a whole, incurred by the Company or its Subsidiaries, except obligations incurred in the ordinary course of business, (D) any material change in the capital stock or outstanding indebtedness of the Company or its Subsidiaries or (E) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company. Neither the Company nor any of its Subsidiaries has any material contingent obligation which is not disclosed in the Registration Statement;

            (xvii) the Company has obtained a signed copy of the lock-up agreement (the "Lock-Up Agreement"), substantially in the form attached hereto as Exhibit F, from each of Alfred Hoffman, Jr., Don E. Ackerman, James P. Dietz, Jerry L. Starkey, Steven C. Adelman, Paul D. Appolonia, R. Michael Curtin, David L. Fry, Michael R. Greenberg, Vivien N. Hastings, Albert F. Moscato, Jr., and George Page (the "Executive Officers");

            (xviii) the Company is not and, after giving effect to the offering and sale of the Shares by the Selling Stockholders, will not be an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

            (xix) the Company and the Subsidiaries have not sustained since the date of the latest audited financial statements incorporated by reference in the Prospectus any loss or interference with their businesses from any labor dispute other than any loss or interference which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company or any of its Subsidiaries has violated (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour law or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder, except those violations that could not reasonably be expected to have a Material Adverse Effect;

            (xx) none of the Company or any of its Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws") which violation would reasonably be expected to have a Material Adverse Effect;

            (xxi) there is no alleged liability, or to the best knowledge of the Company, potential liability (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of the Company or any of its Subsidiaries arising out of, based on or resulting from (A) the presence or release into the environment of any Hazardous Material (as defined) at any location, whether or not owned by the Company or such Subsidiary, as the case may be, or (B) any violation or alleged violation of any Environmental Law, which alleged or potential liability is required to be disclosed in the Prospectus, other than as disclosed therein, or would reasonably be expected to have a Material Adverse Effect. The term "Hazardous Material" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl, and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other law relating to protection of human health or the environment or imposing liability or standards of conduct concerning any such chemical material, waste or substance;

            (xxii) except as would not reasonably be expected to have a Material Adverse Effect, or as disclosed in the Prospectus, each of the Company and its Subsidiaries has (A) good and marketable title in fee simple to all of the properties (excluding land banks, certain golf clubs, homeowner associations and district properties), including improvements thereon, and assets described in the Prospectus as so owned by it, free and clear of all liens, charges, encumbrances and restrictions, other than in the ordinary course of business consistent with past practice, (B) possession under all material leases to which any of them is a party as lessee and each of which is valid and binding and no default exists thereunder, (C) all licenses, certificates, permits, authorizations, approvals, franchises, entitlements and other rights from, and has made all declarations and filings with, all federal, state or local authorities, all self-regulatory authorities and all courts and other tribunals (each, an "Authorization") necessary to engage in the business conducted by any of them in the manner described in the Prospectus, and (D) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization and no knowledge of any pending or threatened condemnation proceedings, zoning changes or other similar proceedings or actions that would effect the size, use of, improvements on, construction on or access to any of the properties belonging to the Company or any of its Subsidiaries. All such Authorizations are valid and in full force and effect and each of the Company and its Subsidiaries is in compliance in all respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto, except as could not reasonably be expected to have a Material Adverse Effect. Each of the properties, belonging to the Company or any Subsidiary, complies with all applicable codes, laws and regulations (including without limitation, building and zoning laws) except to the extent disclosed in the Prospectus and except for such failures to comply that would not reasonably be expected to result in a Material Adverse Effect. No person, except as disclosed in the Prospectus, has an option or right of first refusal to purchase all or a material part of any material property, belonging to the Company or any Subsidiary, or any interest therein, except as occurs in the ordinary course of the Company's business;

            (xxiii) other than as set forth in the Registration Statement or the Prospectus or except as would not reasonably be expected to have a Material Adverse Effect, each of the Company and its Subsidiaries owns, possesses or has the right to employ all licenses, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, computer programs, technical data and information (collectively, the "Intellectual Property") presently employed by it in connection with the business now operated by it, free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person, and none of the Company or any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing. The use of the Intellectual Property in connection with the business and operations of the Company or any of its Subsidiaries does not infringe on the rights of any person, except such infringements as would not reasonably be expected to have a Material Adverse Effect;

            (xxiv) all material tax returns required to be filed by the Company or any of its Subsidiaries in all jurisdictions have been so filed, except for those with respect to which extensions have been granted or contested in good faith, and all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, including in certain cases payments based upon good faith estimates of the Company, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. To the knowledge of the Company, there are no proposed additional tax assessments against the Company or any of its Subsidiaries, or the assets or property of the Company or any of its Subsidiaries, except those tax assessments for which adequate reserves have been established or with respect to which would not reasonably be expected to be a Material Adverse Effect;

            (xxv) each of the Company and its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) where appropriate, access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

            (xxvi) each of the Company and its Subsidiaries maintains insurance covering its properties, operations, personnel and businesses, insuring against such losses and risks as are customary for similar businesses. None of the Company or its Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance;

            (xxvii) the statistical and market-related data, if any, included or incorporated by reference in the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate in all material respects;

            (xxviii) since the respective dates as of which information is given in the Prospectus and up to the time of purchase, and except as set forth in the Registration Statement or the Prospectus, (A) there has not been any material adverse change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Company or any of its Subsidiaries from that set forth in the Prospectus, (B) no dividend or distribution of any kind shall have been declared, paid or made by the Company or any of its Subsidiaries on any class of its capital stock and
      (C) none of the Company or any of its Subsidiaries shall have incurred any liabilities or obligations other than in the ordinary course consistent with past practice, direct or contingent, that are material in the aggregate, to the Company and its Subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Prospectus nor have any of the Company or its Subsidiaries entered into a material transaction other than in the ordinary course of business. Since the date hereof and since the dates as of which information is given in the Prospectus, there has not occurred any change, or any development which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect; and

            (xxix) each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

            (b) Each Selling Stockholder, severally and not jointly, represents and warrants to each of the Underwriters that:

            (i) the Selling Stockholder has the full right, power and authority to enter into this Agreement, a Power of Attorney (the "Power of Attorney") and, in the case of Bishop (as defined below), a Custody Agreement (the "Custody Agreement") and to sell, transfer and deliver the Shares to be sold by each Selling Stockholder hereunder. The Power of Attorney and, in the case of Bishop, the Custody Agreement have been duly and validly authorized and executed by the Selling Stockholder and constitute valid and legally binding agreements of the Selling Stockholder enforceable against the Selling Stockholder in accordance with their terms. The execution and delivery of this Agreement and the Power of Attorney and, in the case of Bishop, the Custody Agreement and the sale and delivery of the Shares to be sold by the Selling Stockholder and the consummation of the transactions contemplated herein and compliance by the Selling Stockholder with its obligations hereunder have been duly authorized by the Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Shares to be sold by the Selling Stockholder or any property or assets of the Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder may be bound, or to which any of the property or assets of the Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of the Selling Stockholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Stockholder or any of its properties;

            (ii) the Selling Stockholder has and will at the time of purchase have good and marketable title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Shares and payment of the purchase price therefor as herein contemplated, assuming each such Underwriter has no notice of any adverse claim, each of the Underwriters will receive good and marketable title to the Shares purchased by it from the Selling Stockholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind;

            (iii) the Selling Stockholder has duly executed and delivered, in the form heretofore furnished to the Underwriters, the Power of Attorney and, in the case of Bishop, the Custody Agreement with, in the case of the John D. and Catherine T. MacArthur Foundation (the "Foundation"), Joshua
      J. Mintz, Esq., as attorney-in-fact (the "Foundation Attorney-in-Fact") and Computershare Investor Services, LLC, as custodian (the "Custodian") and, in the case of the Trustees of the Estate of Bernice

      Pauahi Bishop ("Bishop"), Kirk O. Belsby and Aaron Au, each as attorney-in-fact (each a "Bishop Attorney-in-Fact" and, together with the MacArthur Attorney-in-Fact, the "Attorneys-in-Fact") and the Custodian; the Custodian is authorized to deliver the Shares to be sold by the Selling Stockholder hereunder and to accept payment therefor; and its respective Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificate referred to in Section 6(k) on behalf of such Selling Stockholder, to sell, assign and transfer to the Underwriters the Shares to be sold by the Selling Stockholder hereunder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders, as provided in Section 1 hereof, to authorize the delivery of the Shares to be sold by the Selling Stockholder hereunder, to accept or direct payment therefor, and otherwise to act on behalf of the Selling Stockholder in connection with this Agreement;

            (iv) the Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

            (v) no filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Selling Stockholder of their obligations hereunder or in the Power of Attorney and, in the case of Bishop, the Custody Agreement, or in connection with the sale and delivery of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the Act or state securities laws;

            (vi) during a period of 90 days from the date of the Prospectus, the Selling Stockholder will not, without the prior written consent of Credit Suisse First Boston LLC, offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock of the Company, or any securities of the Company which are substantially similar to the Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock (including, but not limited to, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Commission and securities which may be issued upon exercise of a stock option or warrant). The foregoing sentence shall not apply to the Shares to be sold hereunder;

            (vii) the Shares to be sold by the Selling Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or, where appropriate, assignment in blank with signatures guaranteed, have been placed in the custody of the Custodian or the transfer agent, as the case may be, with irrevocable conditional instructions to deliver such Shares to the Underwriters pursuant to this Agreement; and

            (viii) the Selling Stockholder is not aware of any "adverse claim" (as defined in Section 8-102 of the Uniform Commercial Code as in effect at the time of purchase or the additional time of purchase, as the case may be, in the State of New York) with respect to the Shares to be sold by the Selling Stockholder.

            4. Certain Covenants of the Company and the Selling Stockholders. The Company hereby agrees with the several Underwriters and, with respect to paragraph (q) below, the Selling Stockholders agree with the several
Underwriters:

            (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

            (b) to make available to the Underwriters in New York City, and to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare promptly upon request, but at the expense of such Underwriter, such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

            (c) to advise you promptly (i) when any post-effective amendment to the Registration Statement becomes effective and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rules);

            (d) to advise you promptly, confirming such advice in writing (if requested by you), of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which you shall object in writing;

            (e) to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, and to promptly notify you of such filing;

            (f) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

            (g) to furnish to you and to each of the other Underwriters upon written request for a period of three years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate,
(ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed and (iv) such other information as you may reasonably request regarding the Company or its Subsidiaries (which such other information you shall agree to keep as confidential to the extent such information is identified by the Company as being of a confidential nature), in each case as soon as such communications, documents or information becomes available;

            (h) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

            (i) to make generally available to its security holders, and to deliver to you, upon written request, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the date hereof (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than 18 months after the date hereof;

            (j) to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and cash flow of the Company for such fiscal year), accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants;

            (k) to furnish to you three (3) copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient conformed copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

            (l) to furnish to you as early as practicable prior to the time of purchase and the additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and its Subsidiaries which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(d) hereof;

            (m) to pay all costs, expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriters except as set forth under Section 5 hereof and (iii), (iv) and (vi) below) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, sale and delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, any agreement among underwriters, any dealer agreements, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriter (including fees and disbursements of Canadian counsel)) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD and (vii) the performance of the Company's other obligations hereunder;

            (n) for so long as the delivery of the Prospectus is required in connection with the offering or sale of the Shares, to furnish to you, before filing with the Commission subsequent to the effective date of the Registration Statement, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act; and

            (o) to cause each Executive Officer to execute and furnish to Credit Suisse First Boston LLC, on or prior to the date of this Agreement, a Lock-Up Agreement.

            (p) not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Common Stock of the Company, or any securities of the Company which are substantially similar to the Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock (including, but not limited to, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Commission and securities which may be issued upon exercise of a stock option or warrant) other than the exercising of stock options and warrants outstanding on the date of the Prospectus, the conversion of convertible debentures outstanding on the date of the Prospectus and the exercise of stock options pursuant to employee stock option plans existing on the date of the Prospectus for a period of 90 days after the date hereof, without the prior written consent of Credit Suisse First Boston LLC; provided, however, that notwithstanding the foregoing, during such period, (i) the Company may grant stock options pursuant to the Company's existing stock option plans, provided that no stock options so granted will be exercisable before a period of 90 days after the date hereof without the prior consent of Credit Suisse First Boston LLC, (ii) the Company may issue Common Stock upon the exercise of outstanding options or warrants or the conversion of a security, (iii) the Company may register the Shares and the sales to the Underwriters pursuant to this Agreement, (iv) the Company may register the resales of the 4.0% Contingent Convertible Senior Subordinated Notes due 2023, the guarantees and the shares of common stock issuable upon conversion of such notes and may register shares of common stock pursuant to the Registration Rights Agreement dated March 15, 2002, and (v) the Company may issue common stock (or options, warrants or convertible securities in respect thereof) in connection with a bona fide merger or acquisition transaction, provided that the common stock (or such options, warrants and convertible securities) so issued is subject to the terms of a lock-up agreement having provisions that are substantially the same as the Lock-Up Agreements.

            (q) The Selling Stockholders agree to furnish to Credit Suisse First Boston LLC, on or prior to the date of this Agreement, lock-up letters, in substantially the form of Exhibit F hereto.

            5. Reimbursement of Underwriters' Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the first two paragraphs of Section 7 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall pay the amounts described in
Section 4(m) hereof. If the Shares are not delivered by either Selling Stockholder by reason of its default of its obligations under this Agreement, such Selling Stockholder, and not the Company, shall reimburse the Underwriters for all of their actual accountable out-of-pocket expenses incurred in connection with the offering of the Shares, including the fees and disbursements of their counsel. A Selling Stockholder who has not defaulted in its obligations under this Agreement shall not be obligated for reimbursement hereunder.

            6. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders on the date hereof and at the time of purchase (and the several obligations of the Underwriters at the additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders on the date hereof and at the time of purchase (unless previously waived) and at the additional time of purchase, as the case may be), the performance by the Company and the Selling Stockholders of their obligations hereunder and the following additional conditions precedent:

            (a) The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion and a separate negative assurance letter of Simpson Thacher & Bartlett LLP, counsel for the Company, addressed to the Underwriters and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to Cahill Gordon & Reindel llp, counsel for the Underwriters, substantially to the effect set forth in Exhibit A-1 and Exhibit A-2, respectively.

            (b) The Company shall furnish to you at the time of purchase and at the additional time of purchase as the case may be, the opinion of Vivien Hastings, Esq., addressed to the Underwriters and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to Cahill Gordon & Reindel llp, counsel for the Underwriters, substantially to the effect set forth in Exhibit B, hereto.

            (c) The Foundation shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, the opinion of Joshua J. Mintz, Esq., general counsel for the Foundation, and Bishop shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, the opinions of Bingham McCutchen LLP and Allan L. Yee, counsel and senior counsel for Bishop, respectively, each addressed to the Underwriters and dated the time of purchase with reproduced copies for each of the other Underwriters and in form and substance satisfactory to Cahill Gordon & Reindel llp, counsel for the Underwriters, substantially to the effect set forth hereto in Exhibits C, D and E, respectively.

            (d) You shall have received from PricewaterhouseCoopers LLP a letter dated the date of this Agreement and from PricewaterhouseCoopers LLP a letter dated the time of purchase and additional time of purchase, as the case may be and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by Credit Suisse First Boston LLC.

            (e) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the favorable opinion of Cahill Gordon & Reindel llp, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance satisfactory to you.

            (f) No amendment or supplement to the Registration Statement or Prospectus shall be filed prior to the time the Registration Statement becomes effective to which you object in writing.

            (g) The Registration Statement shall have become effective, or if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act, at or before 5:30 P.M., New York City time, on the business day after the date hereof, unless a later time (but not later than 5:00 P.M., New York City time, on the second full business day after the date of this Agreement) shall be agreed to by the Company and you in writing or by telephone, confirmed in writing; provided, however, that the Company and you and any group of Underwriters, including you, who have agreed hereunder to purchase in the aggregate at least 50% of the Firm Shares may from time to time agree on a later date.

            (h) Prior to the time of purchase or the additional time of purchase, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

            (i) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) there shall not have been any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Company or any of its Subsidiaries from that set forth in the Prospectus, (ii) other than as set forth or contemplated in the Prospectus, no dividend or distribution of any kind shall have been declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock, and (iii) none of the Company or any of its Subsidiaries shall have incurred any liabilities or obligations other than in the ordinary course of business consistent with past practice, direct or contingent, that are material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Prospectus. Since the date hereof and since the dates as of which information is given in the Prospectus, there shall not have occurred any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the business, financial condition or results of operation of the Company and its Subsidiaries, taken as a whole.

            (j) The Company will, at the time of purchase or additional time of purchase, as the case may be, deliver to you a certificate of two of its executive officers to the effect that (i) the representations and warranties of the Company as set forth in this Agreement are true and correct as of each such date, that the Company shall perform such of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be, and the conditions set forth in paragraphs (f) and (g) of this Section 6 have been met and (ii) all statements in the Registration Statement and the Prospectus as of the time of purchase and the additional time of purchase, as the case may be, are accurate and complete.

            (k) You shall have received a certificate of each Attorney-in-Fact on behalf of the respective Selling Stockholders, dated as of the time of purchase or the additional time of purchase, as the case may be, to the effect that (i) the representations and warranties of such Selling Stockholder contained in Section 3(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of each such date and
(ii) such Selling Stockholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to the time of purchase or the additional time of purchase, as the case may be.

            (l) The Lock-up Agreements of the Executive Officers described in
Section 4(o) and the Lock-up Agreements of the Selling Stockholders described in
Section 4(q) shall be in full force and effect.

            (m) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Act.

            7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

            The obligations of the several Underwriters hereunder shall be subject to termination in the reasonable judgment of you or any group of Underwriters (which may include you) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if, since the time of execution of this Agreement or the respective dates as of which information is given in the Registration Statement and Prospectus, (v) there has been any material adverse and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the results of operations, cash flows, business, properties, assets, liabilities, net worth or condition of the Company and its Subsidiaries taken as a whole, which would, in your judgment or in the judgment of such group of Underwriters, make it impracticable to market the Shares, or (w) there shall have occurred any downgrading, or any notice shall have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Act, or (x) if, at any time prior to the time of purchase or, with respect to the purchase of any Additional Shares, the additional time of purchase, as the case may be, trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, or (y) if a banking moratorium shall have been declared either by the United States or New York State authorities, or (z) if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment or in the judgment of such group of Underwriters, to make it impracticable to market the Shares.

            If you or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly by letter or telegram.

            If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company or the Selling Stockholders shall be unable to comply with any of the terms of this Agreement, the Company and the Selling Stockholders shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(m), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company or the Selling Stockholders under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

            8. Increase in Underwriters' Commitments. Subject to Sections 6 and 7, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of
Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule B.

            Without relieving any defaulting Underwriter from its obligations hereunder, the Selling Stockholders agree with the non-defaulting Underwriters that they will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Selling Stockholders or selected by the Selling Stockholders with your approval).

            If a new Underwriter or Underwriters are substituted by the Underwriters or by the Selling Stockholders for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company, the Selling Stockholders or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

            The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule B.

            If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Selling Stockholders shall make arrangements within the five business day period stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company and the Selling Stockholders to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company and the Selling Stockholders. Nothing in this paragraph, and no action taken here-under, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

            9. Indemnity and Contribution. b) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers, employees, representatives and agents and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, to the fullest extent lawful, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use with reference to such Underwriter in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, provided, however, that the indemnity agreement contained in this subsection (a) with respect to any Preliminary Prospectus or amended Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, damage, expense, liability or claim purchased the Shares which is the subject thereof if the Prospectus corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Shares to such person, unless the failure is the result of noncompliance by the Company with paragraphs (b) or (h) of Section 4 hereof.

            If any claim, suit, action, proceeding, investigation or inquiry (together, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person or otherwise unless the Company is materially and irrevocably prejudiced in its defense by reason of such delay. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to take charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent which consent shall not be unreasonably withheld, but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

            (a) The Selling Stockholders agree, severally and not jointly, to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers, employees, representatives and agents and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, to the fullest extent lawful, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Selling Stockholder to the Company expressly for use with reference to such Selling Stockholder in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, provided, however, that the indemnity agreement contained in this subsection (b) with respect to any Preliminary Prospectus or amended Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, damage, expense, liability or claim purchased the Shares which is the subject thereof if the Prospectus corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Shares to such person, unless the failure is the result of noncompliance by the Company with paragraph (b) or (h) of Section 4 hereof; and provided, further, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Shares sold by such Selling Stockholder hereunder.

            If any Proceeding is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Selling Stockholders pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Selling Stockholders in writing of the institution of such Proceeding and the Selling Stockholders shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Selling Stockholders shall not relieve the Selling Stockholders from any liability which the Selling Stockholders may have to any Underwriter or any such person or otherwise unless the Selling Stockholders are materially and irrevocably prejudiced in their defense by reason of such delay. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Selling Stockholders in connection with the defense of such Proceeding or the Selling Stockholders shall not have, within a reasonable period of time in light of the circumstances, employed counsel to take charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Selling Stockholders (in which case the Selling Stockholders shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Selling Stockholders and paid as incurred (it being understood, however, that the Selling Stockholders shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Selling Stockholders shall not be liable for any settlement of any Proceeding effected without its written consent which consent shall not be unreasonably withheld, but if settled with the written consent of the Selling Stockholders, the Selling Stockholders agree to indem-nify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

            (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors, officers, employees, representatives and agents, the Selling Stockholders and any person who controls the Company or the Selling Stockholders within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, to the fullest extent lawful, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Selling Stockholders or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

            If any Proceeding is brought against the Company, the Selling Stockholders or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, the Selling Stockholders or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company, the Selling Stockholders or any such person or otherwise. The Company, the Selling Stockholders or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Selling Stockholders or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to take charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are differ-ent from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter, which consent shall not be unreasonably withheld, but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company, the Selling Stockholders and any such person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

            (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a), (b) and (c) of this
Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company and the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

            (d) The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

            (e) The indemnity and contribution agreements contained in this
Section 9 and the covenants, warranties and representations of the Company and the Selling Stockholders contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers, the Selling Stockholders or any person who controls the Company or the Selling Stockholders within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the delivery of the Shares. The Company, the Selling Stockholders and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers or directors in connection with the sale of the Shares, or in connection with the Registration Statement or Prospectus.

            10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Credit Suisse First Boston LLC, 11 Madison Avenue, New York, NY 10010-3629,
Attention: Syndicate Department; if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 24301 Walden Center Drive, Suite 300, Bonita Springs, Florida 34134, Atten-tion: Vivien N. Hastings, Senior Vice President and General Counsel; and if to the Selling Stockholders, shall be sufficient in all respects if delivered or sent to the Selling Stockholders at: if to Bishop, c/o The Kamehameha School, 567 South King Street, Honolulu, Hawaii 96813, Attention: Aaron Au, if to the Foundation, c/o John D. and Catherine T. MacArthur Foundation, 140 South Dearborn Street, Suite 1100, Chicago, Illinois 60603, Attention: Joshua J. Mintz, Esq.

            11. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

            12. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company and the Selling Stockholders hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against Credit Suisse First Boston LLC or any indemnified party. Each of Credit Suisse First Boston LLC, the Selling Stockholders and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any such action, proceeding or counterclaim (whether based upon contract, tort or otherwise) arising out of or in any way relating to this Agreement. The Company and the Selling Stockholders agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Selling Stockholders and may be enforced in any other courts to the jurisdiction of which the Company and the Selling Stockholders are or may be subject, by suit upon such judgment.

            13. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Section 9 hereof, the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

            14. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

            15. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Company and the Selling Stockholders and their successors and assigns and any successor or assign of any substantial portion of the Company's, the Selling Stockholders' and any of the Underwriters' respective businesses and/or assets.

            If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholders and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Selling Stockholders and the Underwriters, severally.

                                             Very truly yours,


                                             WCI COMMUNITIES, INC.


                                             By:
                                                  ------------------------------
                                                  Name:
                                                  Title:



                                             JOHN D. AND CATHERINE T.
                                             MACARTHUR FOUNDATION


                                             By:
                                                  ------------------------------
                                                  Name:
                                                  Title: Attorney-in-Fact



                                             TRUSTEES OF THE ESTATE OF BERNICE
                                             PAUAHI BISHOP


                                             By:
                                                  ------------------------------
                                                  Name:
                                                  Title: Attorney-in-Fact


                                             By:
                                                  ------------------------------
                                                  Name:
                                                  Title: Attorney-in-Fact

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule B

CREDIT SUISSE FIRST BOSTON LLC
DEUTSCHE BANK SECURITIES INC.
RAYMOND JAMES & ASSOCIATES, INC.
UBS SECURITIES LLC


By: Credit Suisse First Boston LLC

By:
    ------------------------------
    Name
    Title:

                                                                     Exhibit A-1
                   [OPINION OF SIMPSON THACHER & BARTLETT LLP]

      (i) Each of the Company, Bay Colony-Gateway, Inc., First Fidelity Title, Inc., Pelican Landing Golf Resort Ventures, Inc., Sun City Center Golf Properties, Inc., Tiburon Golf Ventures, Inc. and Watermark Realty, Inc. has been duly incorporated and is validly existing and in good standing as a corporation under the law of the State of Delaware and has full corporate power and authority to conduct its business as described in the Registration Statement and Prospectus.

      (ii) Communities Finance Company, LLC has been duly formed and is validly existing as a limited liability company under the laws of the State of Delaware, and has full corporate power and authority to conduct its business as described in the Registration Statement and Prospectus.

      (iii) The Shares to be sold by the Selling Stockholders have been duly authorized by the Company and are validly issued, fully paid and nonassessable.

      (iv) The form of certificate used to evidence the Shares complies in all material respects with the Delaware General Corporation Law.

      (v) The Company has an authorized capitalization of 100,000,000 shares of Preferred Stock, par value $.01 per share, 100,000,000 shares of Common Stock, par value $.01 per share and 100,000,000 shares of Series Common Stock, par value $.01 per share, as of the date hereof.

      (vi) The statements made under the caption "Description of Capital Stock" in the registration statement on Form S-1 (Registration No. 333-69048), which are incorporated by reference into the Registration Statement, insofar as they purport to constitute summaries of the terms of the Company's capital stock (including the Shares), constitute accurate summaries of the terms of such capital stock in all material respects.

      (vii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

      (viii) No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or the Delaware Limited Liability Company Act or, to our knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law or the Delaware Limited Liability Company Act is required for the compliance by the Company with all of the provisions of the Underwriting Agreement, except for the registration under the Securities Act and the Exchange Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.


                                   Ex. A-1-1

      (ix) The execution, delivery and performance by the Company of the Underwriting Agreement will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed or incorporated by reference as an exhibit to the Registration Statement, nor will such action violate the Certificate of Incorporation or By-laws of the Company or any federal or New York statute or the Delaware General Corporation Law or the Delaware Limited Liability Company Act or any rule or regulation that has been issued pursuant to any federal or New York statute or the Delaware General Corporation Law or the Delaware Limited Liability Company Act or any order known to us issued pursuant to any federal or New York statute or the Delaware General Corporation Law or Delaware Limited Liability Company Act by any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.

      (x) The Registration Statement has become effective under the Securities Act and the Prospectus was filed on November 24, 2003 pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission.

      (xi) To our knowledge, there are no statutes or pending or threatened legal or governmental proceedings required to be described in the Prospectus which are not described as required, or any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement or incorporated by reference therein that are not described and filed or incorporated by reference as required.

      (xii) The Company is not an "investment company" within the meaning of, nor is it subject to regulation under, the Investment Company Act of 1940, as amended.


                                   Ex. A-1-2

                                                                     Exhibit A-2

          [NEGATIVE ASSURANCE LETTER OF SIMPSON THACHER & BARTLETT LLP]

      We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement on Form S-3 (File No. 333-110016) filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), as it became effective under the Securities Act (the "Registration Statement), the Company's prospectus dated November 24, 2003, as supplemented by the prospectus supplement dated November 24, 2003 (the "Prospectus"), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act, the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2003, the Quarterly Report on Form 10-Q of the Company for the three-month period ended March 31, 2003, the Quarterly Report on Form 10-Q of the Company for the three-month period ended June 30, 2003, the Quarterly Report on Form 10-Q of the Company for the three-month period ended September 30, 2003, the Current Report on Form 8-K of the Company dated May 9, 2003, the Current Report on Form 8-K of the Company dated July 30, 2003, the Current Report on Form 8-K of the Company dated September 24, 2003, the Current Report on Form 8-K of the Company dated September 25, 2003, the Current Report on Form 8-K of the Company dated October 20, 2003, the Current Report on Form 8-K of the Company dated November 18, 2003, or the Current Report on Form 8-K of the Company dated November 25, 2003 (collectively, the "Exchange Act Documents"), each as filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference or deemed to be incorporated by reference in the Prospectus, and we take no responsibility therefor, except as and to the extent set forth in numbered paragraph 6 of our opinion letter to you dated the date hereof.

      In connection with, and under the circumstances applicable to the offering of the Shares, we participated in conferences with certain officers and employees of the Company, with representatives of PricewaterhouseCoopers LLP and with counsel to the Company in the course of the preparation by the Company of the Registration Statement and the Prospectus (excluding the Exchange Act Documents) and also reviewed certain records and documents furnished to us by the Company. We did not prepare the Exchange Act Documents; however, we discussed the Exchange Act Documents with the Company and with counsel to the Company prior to their filing with the Commission. Based upon our review of the Registration Statement, the Prospectus and the Exchange Act Documents, our reviews made in connection with the preparation of the Registration Statement and the Prospectus (excluding the Exchange Act Documents), our participation in the conferences referred to above, our review of the records and documents as described above and our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, nothing has come to our attention that causes us to believe that:

      (i) each of the Registration Statement, as of its effective date, and the Prospectus, as of November 24, 2003, was not, on its face, appropriately responsive, in all


                                   Ex. A-2-1
            material respects, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, except that in each case we express no belief with respect to the financial statements or other financial or statistical data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Prospectus or the Exchange Act Documents, and

      (ii) the Registration Statement (including the Exchange Act Documents on file with the Commission on the effective date of the Registration Statement), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus (including the Exchange Act Documents), as of November 24, 2003 and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case we express no belief with respect to the financial statements or other financial or statistical data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Prospectus or the Exchange Act Documents.


                                   Ex. A-2-2

                                                                       Exhibit B

                       [OPINION OF VIVIEN HASTINGS, ESQ.]

      (i) Each of the subsidiaries of the Company which has been incorporated in Florida has been duly incorporated and is validly existing and in good standing as a corporation under the laws of Florida, and each such subsidiary has full corporate power and authority to conduct its business as described in the Registration Statement and Prospectus.

      (ii) The compliance by the Company with the provisions of the Underwriting Agreement will not breach, or result in a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument of the Company filed or incorporated by reference as an exhibit to the Registration Statement.

      (iii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

      (iv) The Company and the subsidiaries of the Company named in Schedule I attached hereto (the "Delaware Subsidiaries") and Schedule II attached hereto (the "Non-Delaware Subsidiaries") (the Delaware Subsidiaries and the Non-Delaware Subsidiaries are collectively referred to herein as the "Subsidiaries") are duly qualified or licensed by each jurisdiction in which they conduct their respective businesses and in which the failure, individually or in the aggregate, to be so licensed or qualified could have a Material Adverse Effect (as defined in the Underwriting Agreement) and the Company and its Subsidiaries are duly qualified, and are in good standing, in each jurisdiction in which they own or lease real property or maintain an office and in which such qualification is necessary.

      (v) To my knowledge, there is no statute or legal or governmental proceeding pending or threatened required to be described in the Prospectus which is not described as required, or any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

      (vi) To my knowledge, there are no holders of securities of the Company or any of its Subsidiaries who, by reason of the execution by the Company of the Underwriting Agreement, or the consummation by the Company and the Selling Stockholders of the transactions contemplated thereby, have the right to request or demand that the Company or any of its subsidiaries register under the Act any securities held by them.

      (vii) Other than as set forth in the Registration Statement and Prospectus, to my knowledge, there are not currently any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or ex-


                                    Ex. B-1
changeable for, any capital stock or other equity interest of any Subsidiary of the Company.

      (viii) To my knowledge, other than as disclosed in the Registration Statement or Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Company are outstanding.

      (ix) To my knowledge, except as could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries is in violation of its certificate of incorporation or by-laws or certificate of formation or limited liability company agreement, as the case may be, or is in breach of, or in default under, nor has any event occurred which with notice, lapse of time or both, would result in any breach or constitute a default under, any license, indenture, mortgage, deed of trust, or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries.


                                    Ex. B-2

                                                                       Exhibit C

 [OPINION OF GENERAL COUNSEL FOR JOHN D. AND CATHERINE T. MACARTHUR FOUNDATION]


      (i) This Agreement has been duly authorized, executed and delivered by the Selling Stockholder;

      (ii) The Power of Attorney has been duly authorized, executed and delivered by the Selling Stockholder and constitutes the valid and legally binding obligation of the Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms;

      (iii) The Selling Stockholder has good and marketable title to the Shares to be sold by the Selling Stockholder pursuant to this Agreement; upon delivery to the Underwriters of the Shares and payment of the purchase price for the Shares pursuant to this Agreement, the Underwriters will receive good and marketable title to the Shares purchased by them from the Selling Stockholder free and clear of any mortgage, pledge, lien or security interest created by or arising through the Selling Stockholder;

      (iv) No consent, approval, authorization, order, registration or qualification of or with any federal governmental agency or body or any Illinois governmental agency or body acting pursuant to the Illinois General Not For Profit Corporation Act of 1986 or, to his knowledge, any federal court or any Illinois court acting pursuant to the Illinois General Not For Profit Corporation Act of 1986 is required for (A) the compliance by the Selling Stockholder with all of the provisions of this Agreement and (B) the performance by the Selling Stockholder of its obligations under the Power of Attorney of such Selling Stockholder, except in each case for the registration under the Act and the Securities Exchange Act of 1934, as amended, of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters; and

      (v) (A) The compliance by the Selling Stockholder with all of the provisions of this Agreement, and (B) the performance by the Selling Stockholder of its obligations under the Power of Attorney, will not breach or result in a default under any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party.


                                    Ex. C-1

                                                                       Exhibit D

                     [OPINION OF COUNSEL FOR TRUSTEES OF THE
                        ESTATE OF BERNICE PAUAHI BISHOP]

      (i) [The Power of Attorney and Custody Agreement has been duly authorized, executed and delivered by the Selling Stockholder and constitute the valid and legally binding obligation of the Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms;

      (ii) No consent, approval, authorization, order registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or the Delaware Limited Liability Law or, to their knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law or the Delaware Limited Liability Law is required for (A) the compliance by the Selling Stockholder with all of the provisions of this Agreement and (B) the performance by the Selling Stockholder of its obligations under the Power of Attorney and the Custody Agreement of such Selling Stockholder, except in each case for the registration under the Act and the Securities Exchange Act of 1934, as amended, of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.]


                                    Ex. D-1

                                                                       Exhibit E

                 [OPINION OF GENERAL COUNSEL FOR TRUSTEES OF THE
                        ESTATE OF BERNICE PAUAHI BISHOP]

      (i) This Agreement has been duly authorized, executed and delivered by the Selling Stockholder;

      (ii) The Power of Attorney and Custody Agreement has been duly authorized, executed and delivered by the Selling Stockholder and constitute the valid and legally binding obligation of the Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms;

      (iii) The Selling Stockholder has good and marketable title to the Shares to be sold by the Selling Stockholder pursuant to this Agreement; upon delivery to the Underwriters of a stock certificate evidencing the Shares, duly endorsed by the Selling Stockholder in favor of the Underwriters, and payment of the purchase price for the Shares pursuant to this Agreement, the Underwriters will receive good and marketable title to the Shares purchased by them from the Selling Stockholder free and clear of any mortgage, pledge, lien or security interest created by or arising through the Selling Stockholder;

      (iv) No consent, approval, authorization, order registration or qualification of or with any federal or Hawaii governmental agency or body or, to their knowledge, any federal or Hawaii court is required for (A) the compliance by the Selling Stockholder with all of the provisions of this Agreement and (B) the performance by the Selling Stockholder of its obligations under the Power of Attorney and the Custody Agreement of such Selling Stockholder, except in each case for the registration under the Act and the Securities Exchange Act of 1934, as amended, of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters; and

      (v) (A) The compliance by the Selling Stockholder with all of the provisions of this Agreement, and (B) the performance by the Selling Stockholder of its obligations under the Power of Attorney and the Custody Agreement, will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party.


                                    Ex. E-1

                                                                       Exhibit F

                           [Form of Lock-up Agreement]
                              WCI COMMUNITIES, INC.

                                LOCK-UP AGREEMENT

                                                               NOVEMBER 24, 2003

Credit Suisse First Boston LLC
Deutsche Bank Securities Inc.
Raymond James & Associates, Inc.
UBS Securities LLC
c/o Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, NY  10010

                  Re: WCI Communities, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

            The undersigned is an owner of record or beneficially of certain shares of common stock, par value $0.01 per share ("Common Stock"), of WCI Communities, Inc., a Delaware corporation (the "Company"), or securities convertible into or exchangeable or exercisable for shares of Common Stock. The undersigned understands that you, as representatives (the "Representatives"), propose to enter into an Underwriting Agreement (the "Underwriting Agreement") on behalf of the several Underwriters named in such agreement (collectively, the "Underwriters"), with the Company and Selling Stockholders named in the Underwriting Agreement (the "Selling Stockholders"), providing for a public offering of shares of Common Stock (the "Offered Shares") by the Selling Stockholders pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "SEC").

            In consideration of the agreement by the Underwriters to offer and sell the Offered Shares, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date that is 90 days after the date of such final prospectus used to sell the Common Stock (the "Final Prospectus"), the undersigned will not (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock of the Company, or any securities of the Company which are substantially similar to the Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock (including, but not limited to, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and


                                    Ex. F-1
regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) other than the exercising of stock options and warrants outstanding on the date of the Final Prospectus, the conversion of convertible debentures outstanding on the date of the Final Prospectus and the exercise of stock options pursuant to employee stock option plans existing on the date of the Final Prospectus; provided, that for the remaining term of this Agreement, the Common Stock issued upon such exercise or conversion shall be subject to the restrictions set forth herein, (2) enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any securities of the Company which are substantially similar to the Common Stock, including, but not limited to, any security convertible into or exercisable or exchangeable for Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for the registration of or exercise any right to include in any registration statement of the Company any shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock.

            The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Common Stock even if the Common Stock would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from the Common Stock.

            Notwithstanding the foregoing, the undersigned may transfer the Common Stock (i) as a bona fide gift or gifts; provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein; and provided, further that any such transfer shall not involve a disposition for value, (iii) in the case of an employee of the Company, to the Company upon the death, disability or termination of employment, as applicable, of such employee or (iv) with the prior written consent of Credit Suisse First Boston LLC on behalf of the Underwriters. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the Common Stock to any wholly-owned subsidiary of such corporation; provided that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Common Stock subject to the provisions of this Agreement and there shall be no further transfer of the Common Stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), (iii) or (iv) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Common Stock, free and


                                    Ex. F-2
clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Common Stock except in compliance with the foregoing restrictions.

            The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns. This Lock-Up Agreement shall lapse and become null and void if the Underwriting Agreement is not entered into on or before December 1, 2003 or is entered into and is terminated on or before December 8, 2003.


                                    Ex. F-3

Dated November 24, 2003

                                    Very truly yours,


                                    --------------------------------------------
                                    Exact Name of Record and/or Beneficial Owner

                                    --------------------------------------------
                                    Authorized Signature

                                    --------------------------------------------
                                    Title:


                                    Ex. F-4

                                   SCHEDULE A

                                                                                       NUMBER OF FIRM SHARES
                                                                                       ---------------------
                              SELLING STOCKHOLDERS                                           TO BE SOLD
                              --------------------                                           ----------
John D. and Catherine T. MacArthur Foundation................................                  909,090
Trustees of the Estate of Bernice Pauahi Bishop..............................                4,826,571


                                    Sch. A-1

                                   SCHEDULE B

                                                                                           NUMBER OF FIRM
UNDERWRITER                                                                                    SHARES
-----------                                                                                    ------
Credit Suisse First Boston LLC................................................
Deutsche Bank Securities Inc..................................................
UBS Securities LLC............................................................
Raymond James & Associates, Inc...............................................
                                                                                              ---------
                                    Total.....................................                5,735,661
                                                                                              =========


                                    Sch. B-1

                                   SCHEDULE C

               WHOLLY-OWNED SUBSIDIARIES OF WCI COMMUNITIES, INC.

Bay Colony-Gateway, Inc.
Community Specialized Services, Inc.
Financial Resources Group, Inc.
First Fidelity Title, Inc.
Florida Design Communities, Inc.
Florida Lifestyle Management Company
Livingston Road, Inc.
Sun City Center Golf Properties, Inc.
Sun City Center Realty, Inc.
Watermark Realty, Inc.
WCI Capital Corporation
WCI Architecture & Land Planning, Inc.

              WHOLLY-OWNED SUBSIDIARIES OF BAY COLONY-GATEWAY, INC.

Bay Colony Realty Associates, Inc.
Bay Colony of Naples, Inc.
The Colony at Pelican Landing Golf Club, Inc.
Communities Amenities, Inc.
Communities Finance Company, LLC
Communities Home Builders, Inc.
Coral Ridge Communities, Inc.
Coral Ridge Properties, Inc.
Coral Ridge Realty, Inc.
Coral Ridge Realty Sales, Inc.
Florida National Properties, Inc.
Gateway Communities, Inc.
Gateway Communications Services, Inc.
Gateway Realty Sales, Inc.
Heron Bay, Inc.
Heron Bay Golf Course Properties, Inc.
JYC Holdings, Inc.
Marbella at Pelican Bay, Inc.
Pelican Bay Properties, Inc.
Pelican Landing Communities, Inc.
Pelican Landing Golf Resort Ventures, Inc.
Pelican Landing Properties, Inc.
Pelican Marsh Properties, Inc.
Sarasota Tower, Inc.
Tarpon Cove Realty, Inc.
Tarpon Cove Yacht & Racquet Club, Inc.
Tiburon Golf Ventures, Inc.


                                    Sch. C-1

Watermark Realty Referral, Inc.
WCI Communities Property Management, Inc.
WCI Golf Group, Inc.
WCI Homes, Inc.
WCI Realty, Inc.
Wildcat Run of Lee County, Inc.


                                    Sch. C-2

                                   SCHEDULE D

                    JOINT VENTURES AND PARTNERSHIP INTERESTS

Bighorn Development, L.P.

Norman Estates at Tiburon, Inc., the General Partner of Norman Estates at Tiburon Limited Partnership, is owned 50/50 by Bay Colony-Gateway, Inc. and Medallist Operations, Inc.

Norman Estates at Tiburon

Pelican Isle Yacht Club Limited Partnership

Pelican Landing Golf Resort Ventures Limited Partnership

Pelican Landing Timeshare Ventures Limited Partnership

Tiburon Golf Venture Limited Partnership

Walden Woods Business Center, Ltd.

Notes:

*Not-for-profit corporations and homeowner associations and clubs are not included in this list.


                                    Sch. D-1